Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayer’s ID (CNPJ/MF) No. 76.535.764/0001-43

Company Registry (NIRE) No. 33.30029520-8

PUBLICLY-HELD COMPANY

MINUTES OF THE EXTRAORDINARY GENERAL MEETING

Minutes of the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization, held on May 14, 2018, drawn up in summary form, as provided for under Paragraph 1 of Article 20 of the Bylaws:

1.         Date, time and place: On May 14, 2018, at 11 a.m., at the headquarters of Oi S.A. – In Judicial Reorganization (“Company”), located at Rua do Lavradio, 71, Center, in the City of Rio de Janeiro, State of Rio de Janeiro.

2.         Agenda: (1) Examine, discuss and vote on the Management`s Report and the Financial Statements for the fiscal year ended December 31, 2017; and (2) Deliberate the proposal for  allocation of the results for the fiscal year ended December 31, 2017.

3.         Call Notice: Call Notice published on the Official Gazette of Rio de Janeiro State, Part V, issues dated April 13, 2018, page 39; April 16, 2018, page 108; and April 17, 2018, page 48; and on the Jornal Valor Econômico newspaper - Countrywide Issue, on the issues dated April 13, 2018, page B9; April 14, 15 and 16, 2018, page B11; and April 17, 2018, page A8, pursuant to the Introduction and Paragraph 1 of Article 124 of Law No. 6,404/76.

3.1. The Management Report, the Balance Sheet and other Financial Statements, as well as the Independent Auditors Report and the Fiscal Council Opinion, prepared in connection with the fiscal year ended December 31, 2017, were disclosed and made available to the shareholders at the Company’s head offices as well as on the websites of the Brazilian Securities and Exchange Commission (“CVM”) and of the São Paulo Stock Exchange, B3 – S.A., Brasil, Bolsa, Balcão (“B3”), on April 12, 2018, as per the Notice to Shareholders published on the Official Gazette of the Rio de Janeiro State, Part V, issues dated April 13, 2018, page 38; April 16, 2018, page 107; and April 17, 2018, page 47; and on the Jornal Valor Econômico newspaper - Countrywide Issue, on the issues dated April 13, 2018, page B9; April 14, 15 and 16, 2018, page B11; and April 17, 2018, page B7 and were published in full on the issues dated April 18, 2018 of the Official Gazette of the Rio de Janeiro State and the Jornal Valor Econômico newspaper. The remainder of the documents and information related to the Agenda were made available to the shareholders on April 13, 2018, pursuant to CVM Instruction No. 481/09 (“CVM Instruction 481”).

3.2. On March 28, 2018, the Company disclosed a Material Fact informing that in light of the complexity of the impacts of the approval and ratification of the Judicial Reorganization Plan on the independent audit of the Company’s 2017 financial statements, and to the benefit of quality and conformity of the accounting information, the Company would not disclose its 2017 financial statements on said date. The Company’s 2017 audited financial statements were disclosed on April 12, 2018, date in which this Extraordinary General Meeting was called, with the following agenda (i) Examine, discuss and vote on the Management`s Report and the Financial Statements for the fiscal year ended December 31, 2017; and (ii) Deliberate the proposal for  allocation of the results for the fiscal year ended December 31, 2017. On April 30, 2018, the Company held an Ordinary General Shareholders’ Meeting, which approved the management accounts for the year ended December 31, 2017; set the annual global compensation of the Management and members of the Fiscal Council of the Company; and elected the members of the Fiscal Council and relevant alternates.

4.         Attendance: Attending the Meeting in person at the Company’s headquarters or exercising their right to distance voting, pursuant to the terms of the Sole Paragraph of Article 121, of the Brazilian Law of Corporations and of CVM Instruction 481, were shareholders representing 37.70% of the Company’s voting capital, as evidenced through (i) the signatures included in “Shareholders’ Book of Attendance” and (ii) the valid distance vote reports, received through the B3 Escrow Center, the records office or directly by the Company, pursuant to CVM Instruction 481, as per the synthetic voting map disclosed by the Company. Also in attendance, Messrs. José Mauro Mettrau Carneiro da Cunha, Chairman of the Company’s Board of Directors; Eurico de Jesus Teles Neto, Chief Executive and Legal Officer; Carlos Augusto Machado Pereira de Almeida Brandão, Chief Financial and Investor Relations Officer; José Cláudio Moreira Gonçalves, Officer without special designation; Bernardo Kos Winik, Officer without special designation; Silvio

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization, held on May 14, 2018, at 11:00 a.m.

Almeida, Financial Administrative Officer; Arthur José Lavatori Correa, Corporate Legal Officer; Marcos Rocha, member of the Board of Directors; Pedro Wagner Pereira Coelho, member of the Fiscal Council of the Company; José Luiz de Souza Gurgel, representative of KPMG Auditores Associados; and Esmir de Oliveira, representative of BDO Brasil. Also participated in the meeting Messrs. Marcelo Lucena and Paulo Vinícius, officials of the National Agency of Telecommunications (Agência Nacional de Telecomunicações – ANATEL).

5.         Presiding Board: The legal quorum was certified and, pursuant to the terms of Article 16 of the Company’s Bylaws, the Meeting was opened by Mr. José Mauro Mettrau Carneiro da Cunha, and acting as Chair of the Meeting Mr. José Mauro Mettrau da Cunha, whom appointed as secretary Mr. Luiz Antonio de Sampaio Campos and, as second secretary, Mr. Rafael Padilha Calábria.

6.         Resolutions: After the reading of the consolidated synthetic vote map, including the votes cast through distance vote reports, considering the most recent shareholdings included in the Company’s book, which was available for consultation by the attending shareholders, pursuant to Paragraph 4 of Article 21-W of CVM Instruction 481, the Chairman clarified that the preferred shares shall bear voting right on the matters to be resolved by the Meeting, pursuant to Paragraph 3, of Article 13 of the Company’s Bylaws and Paragraph 1 of Article 111 of the Brazilian Law of Corporations. The Chairman noted that, on March 7, 2018 a judgement was issued by the 7th Corporate Court of the Capital of the Rio de Janeiro State, under the Judicial Reorganization process of Oi S.A. – In Judicial Reorganization (“Oi” or “Company”) (Proceeding No. 0203711-65.2016.8.19.0001), whereby the suspension of the political rights of the signatory shareholders to the minutes of the Extraordinary General Meeting held on February 7, 2018, with the exception of those who abstained from voting, was ordered and it was entered into the minutes that none of the shareholders included in the aforementioned judgement were attended this Meeting. Subsequent to this, the Chairman called upon any attending shareholders bound by any arrangement, vote agreement or not, which would characterize such shareholders as a group of shareholders representing the same interest, to make themselves known, for the purposes of the vote limitation provided

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization, held on May 14, 2018, at 11:00 a.m.

for under Article 72 of the Company’s Bylaws, and no shareholders stated to represent a group of shareholders with the same interest. It was informed that, pursuant to Paragraph 1 of Article 20 of the Bylaws, the minutes will be drawn up in summary form, including facts, dissidences and protests, and will solely include the transcription of the resolutions taken, to that end, subject to conditions provided for in Sub Items “a” and “b” of Paragraph 1 of Article 130 of Law No. 6,404/76. Those attending the Meeting unanimously waived the reading of the matters of the Agenda of this Meeting and related documents.

6.1. Regarding Item i of the Agenda, after discussion, the Management Report, the Balance Sheet and the Financial Statements, accompanied by the Independent Auditors Report and the Fiscal Council Opinion, related to the fiscal year ended December 31, 2017, were approved, by majority, with 199,744,207 votes in favor, representing 99.98% of the valid votes, recorded 36,791 votes against and the abstention by holders of 54,940,969 shares. Shareholder BNDES Participações S.A. – BNDESPAR approved the matter with reservations, submitted through a written statement. Shareholder Manuel Jeremias Leite Caldas abstained from the resolution submitting a written statement.

6.2. Regarding Item ii of the Agenda, pursuant to the Management proposal included in the 2017 Financial Statements, the recording of the losses of the fiscal year ended December 31, 2017, in the amount of R$ 6,365,018,660.11 (six billion, three hundred and sixty-five million, eighteen thousand, six hundred and sixty Brazilian Real and eleven cents), in the Accumulated Losses accounting line was approved by majority, with 200,047,841 votes in favor, representing 99.98% of the valid votes, recorded 41,476 votes against and the abstention by holders of 54,632,450 shares.

7.         Statements, Votes Against and Abstentions: The written statements, votes against and abstentions submitted to the Presiding Board will remain filed with the Company.

8.         Closing: With nothing further to discuss, the meeting was adjourned for the drawing up of these minutes. Once read, the minutes were approved by the shareholders representing the required quorum for approval of the above resolutions. Signatures: José Mauro Mettrau

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization, held on May 14, 2018, at 11:00 a.m.

Carneiro da Cunha – Chairman of the Meeting; Luiz Antonio de Sampaio Campos – Secretary of the Meeting; Rafael Padilha Calábria – Second Secretary of the Meeting; Shareholders: THE BANK OF NEW YORK ADR DEPARTMENT (represented by Daniel Alves Ferreira); JGP STRATEGY MASTER FIM, JGP MAX MASTER FIM, JGP HEDGE MASTER FIM, FIM BEMAU INVESTIMKENTO NO EXTERIOR CREDITO PRIVADO (represented by Marcelo Mollica Jourdan); JOANA GOMES BAPTISTA BONTEMPO (represented by Giuliano Colombo); MANUEL JEREMIAS LEITE CALDAS (represented by Pedro Argenta Bayardino); FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL (represented by Márcio Faria); BNDES PARTICIPAÇÕES S/A BNDESPAR (represented by Priscila Valle Costa de Oliveira); GAP HEDGE FUNDO DE INVESTIMENTO MULTIMERCADO (represented by Raphael Gonzalez Passos); JOSE AUGUSTO DA GAMA FIGUEIRA; RODRIGO BERNDT CARRO; RENATA DE CARVALHO BATISTA; LUIZ ANTONIO DE SAMPAIO CAMPOS; RAFAEL PADILHA CALABRIA; FELIPE GUIMARÃES ROSA BON; CLARISSE MELLO MACHADO SCHLIECKMANN; EDUARDO BULHÕES DA MOTTA VEIGA; BRUNO MASSENA CERQUEIRA COSTA; GUIDO FEROLLA; JOSÉ ROBERTO DE ALBUQUERQUE SAMPAIO; LUIZ FÁBIO NEDER; PAULO PENALVA SANTOS; Shareholders which exercised the right to distance voting: FINTECH INVESTMENTS LTD.; SILVER POINT LUXEMBOURG PLATFORM S.A.R.L.; GOLDENTREE ASSET MANAGEMENT LUX S.A.R.L.; PEWTER IBIS, L.L.C.; PIMCO TACTICAL OPPORTUNITIES MASTER FUND LTD.; FIRST TRUST RIVERFRONT DYNAMIC EMERGING MARKETS ET; PARAMETRIC TAX-MANAGED EMERGING MARKETS FUND; MARKET VECTORS BRAZIL SMALL-CAP ETF; SPDR S&P EMERGING MARKETS SMALL CAP ETF; EMERGING MARKETS EQUITY FUND S OF M P F WORLD FUND; AXA IM GLOBAL EMERGING MARKETS SMALL CAP FUND, LLC; CORNERSTONE ADVISORS GLOBAL PUBLIC EQUITY FUND; LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD; ADVANCED SERIES TRUST - AST GOLDMAN SACHS MULTI-AS; FORD MOTOR CO DEFINED BENEF MASTER TRUST; FORD MOTOR COMPANY OF CANADA, L PENSION TRUST; JGP EQUITY EXPLORER MASTER FIA; JGP EQUITY EXPLORER MASTER FIM; JGP LONG ONLY INSTITUCIONAL FIA; JGP LONG ONLY MASTER FUNDO DE INVESTIMENTO EM

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization, held on May 14, 2018, at 11:00 a.m.

ACOES; JGP WM OPT MASTER FIM IE CREDITO PRIVADO; HAMBURGO FUNDO DE INVESTIMENTO MULTIMERCADO CREDIT; FIM SANTA CRISTINA INVESTIMENTO NO EXTERIOR CRED. PRIV; ITCA MULTIMERCADO CREDITO PRIVADO - FUNDO DE INVES; FIA PREVIDENCIARIO IGUACU FC; OURO BRANCO MULTIMERCADO CREDITO PRIVADO - F DE IN; JGP LONG ONLY INSTITUCIONAL 60 FIA; GERDAU PREVIDÊNCIA FUNDO DE INVESTIMENTO EM AÇÕES; FIA SABESPREV JGP INSTITUCIONAL BDR NIVEL I; FIA GRUMARI; FRG FUNDO DE INVESTIMENTO EM AÇÕES GAP; DUO GAP FUNDO D EINVESTIMENTO DE AÇÕES; FUNDO DE INVESTIMENTO EM AÇÕES GAP VALOR PERNAMBUCO1; GAP EQUITY VALUE INSTITUCIONAL FUNDO DE INVESTIMENTO DE AÇÕES; GAP ARPOADOR IBRX ATIVO FUNDO DE INVESTIMENTO EM AÇÕES; GAP AÇÕES FUNDO DE INVESTIMENTO DE AÇÕES; GAP ABSOLUTO MASTER FUNDO DE INVESTIMENTO MULTIMERCADO; GAP EQUITY VALUE MASTER FUNDO DE INVESTIMENTO DE AÇÕES; GAP MULTIMANAGER BBDC FUNDO DE INVESTIMENTO MULTIMERCADO; GAP MULTIPORTFOLIO FUNDO DE INVESTIMENTO MULTIMERCADO; GENIPABU FUNDO DE INVESTIMENTO EM AÇÕES; SERPROS FUNDO DE INVESTIMENTO EM AÇÕES KENOBI; GAP ESTRATÉGIA STB FUNDO DE INVESTIMENTO MULTIMERCADO; GAP LONG SHORT 2X FUNDO DE INVESTIMENTO MULTIMERCADO; GAP LONG SHORT FUNDO D EINVESTIMENTO MULTIMERCADO; FUNDO DE INVESTIMENTO GAP MULTIMERCADO PREVIDÊNCIA.

I hereby certify this to be the exact copy of the original extracted from the relevant book.

Rio de Janeiro, May 14, 2018.

Rafael Padilha Calábria

Second Secretary of the Presiding Board

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A. – In Judicial Reorganization, held on May 14, 2018, at 11:00 a.m.